Exhibit 10.33
PHELPS DODGE CORPORATION RETIREE MEDICAL PLAN
WELFARE BENEFIT TRUST
     THIS AGREEMENT, effective as of the 15th day of December, 2005, is made between PHELPS DODGE CORPORATION, a New York corporation with offices located in Phoenix, Arizona, herein referred to as the “Company”, and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois, herein referred to as the “Trustee”, and constitutes a trust agreement to be known as the PHELPS DODGE CORPORATION RETIREE MEDICAL PLAN WELFARE BENEFIT TRUST agreement under which the Trustee is accepting appointment as successor trustee.
     The Company intends that this trust qualifies as a tax exempt trust of a voluntary employees’ beneficiary association within the meaning of section 501(c)(9) of the Code and the regulations issued thereunder and complies with the requirements of ERISA. The income of the Trust may be subject to unrelated business income tax and the Investment Committee shall notify the Trustee if such tax applies. The exclusive purpose of the association is to provide benefits described by the Plan to those Participants and Beneficiaries entitled to such benefits under the Plan.
     With respect to each Plan for which this agreement is adopted by the Company or a Subsidiary as the funding medium, the Company or Subsidiary shall appoint the Trustee as trustee under this trust agreement, and the Company or Subsidiary shall direct the Trustee as trustee to add the assets transferred to the Trustee by the predecessor trustee to the assets of the Trust Fund and shall appoint the Administrative Committee as the fiduciary which has the responsibility for administering the Plan and the Investment Committee as the fiduciary which has the responsibility for Plan investments.
     The Trust Fund shall consist of all assets held by the Trustee as of the date of this agreement or thereafter acquired by the Trustee as trustee or successor trustee with respect to a Plan for which this agreement is adopted as the funding medium, all investments and reinvestments thereof and all additions thereto by way of contributions, earnings and increments, and shall be held upon the following terms.
ARTICLE ONE: DEFINITIONS
     For purposes of this agreement:
     1.1 “Administrative Committee” means the committee as constituted from time to time which has the responsibility for administering each Plan and shall be deemed for purposes of ERISA to be the Plan administrator and the named fiduciary for Plan administration, which committee as of the effective date of this Agreement shall be the Phelps Dodge Corporation Benefits Administration Committee;
     1.2 “Beneficiary” means a person designated to receive a benefit under a Plan after the death of a Participant;

     1.3 “Benefit Account” means the assets of the Trust Fund which are allocated to a checking account for payment of benefits in accordance with the terms and conditions of the Plan to be disbursed by the Administrative Committee or its Representative;
     1.4 “Code” means the Internal Revenue Code of 1986, as amended;
     1.5 “Company” means Phelps Dodge Corporation and any corporation which is the successor thereto;
     1.6 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and as in effect from time to time, and any regulations thereunder;
     1.7 “General Account” means the assets of the Trust Fund, excluding any assets in the Benefit Account, which may be held in one or more Separate Accounts and, with the Trustee’s written consent, a Trustee Investment Account;
     1.8 “Investment Adviser” means an Investment Manager to whom the Investment Committee has delegated investment responsibility for a Separate Account or the Investment Committee with respect to any assets of the Trust Fund for which the Investment Committee has investment responsibility;
     1.9 “Investment Committee” means the committee as constituted from time to time (which committee as of the adoption of this Agreement shall be the Phelps Dodge Corporation Trust Investment Committee) which has the responsibility for allocating the assets of the Trust Fund among the Separate Accounts and any Trustee Investment Account, for monitoring the diversification of the investments of the Trust Fund, for assuring that no Plan violates any provision of ERISA limiting the acquisition or holding of “employer securities” or other “employer real property” and for the appointment and removal of Investment Advisers and shall be deemed for purposes of ERISA to be the named fiduciary for Plan investments;
     1.10 “Investment Manager” means an investment manager as defined in Section 3(38) of ERISA, which is appointed by the Investment Committee to manage a Separate Investment Account, but the Trustee shall have no responsibility to determine whether a person or entity acting as an Investment Manager meets or continues to meet this definition;
     1.11 “Participant” means a former employee of the Company or of a Subsidiary who is participating in the Plan; is deemed to be a retiree for purposes of the Plan; and is not a “key employee” as defined in the Plan, all as determined by the Administrative Committee in accordance with the terms and conditions of the Plan;
     1.12 “Plan” means the Phelps Dodge Corporation Retiree Medical Plan;
     1.13 “Plan Account” means the interest of each Plan in the Trust Fund;
     1.14 “Representative” means the person or persons appointed by the Administrative Committee to determine and disburse benefits from the Benefit Account in accordance with the terms and conditions of the Plan;

     1.15 “Separate Account” means a Separate Investment Account or a Separate Insurance Contract Account;
     1.16 “Separate Insurance Contract Account” means assets of the Trust Fund allocated by the Investment Committee to an account of the Trust for investment in insurance contracts directed by the Investment Committee;
     1.17 “Separate Investment Account” means assets of the Trust Fund allocated by the Investment Committee to an account of the Trust which is to be managed by an Investment Manager or the Investment Committee;
     1.18 “Subsidiary” means a subsidiary or affiliate of the Company;
     1.19 “Trust” means this instrument and the trust evidenced thereby, as amended from time to time;
     1.20 “Trust Fund” means all assets subject to this agreement;
     1.21 “Trustee” means THE NORTHERN TRUST COMPANY and any successor to it as trustee or trustees of the Trust Fund; and
     1.22 “Trustee Investment Account” means assets of the Trust Fund allocated by the Investment Committee to an account of the Trust to be managed by the Trustee with the written consent of the Trustee.
ARTICLE TWO: VALUATION AND ALLOCATION
     The Trustee shall hold the Trust Fund as a commingled fund or commingled funds in which each separate Plan shall be deemed to have a proportionate undivided interest in the fund or funds in which it participates, except that each fund or asset identified by the Administrative Committee as allocable to a particular Plan Account, herein referred to as an “identified fund” or “identified asset”, and income, appreciation or depreciation and expenses attributable to a particular Plan Account or to an identified asset thereof, shall be allocated or charged to that Plan Account. Contributions shall be designated by the Administrative Committee as allocable, and distributions shall be designated by the Administrative Committee as chargeable, to a particular Plan Account and shall be so allocated or charged. Upon the direction of the Administrative Committee the Trustee shall periodically determine the value of each Plan Account on such basis as the Trustee and the Administrative Committee shall from time to time agree (considering the fair market value of the assets initially received from the predecessor trustee or the Company with respect to the Plan and subsequent contributions and distributions, net income, net appreciation or depreciation and expenses attributable to the Plan) and shall render a statement thereof to the Administrative Committee within sixty (60) days after each valuation date.

ARTICLE THREE: DISTRIBUTIONS
     3.1 The Administrative Committee or a Representative shall have the responsibility for making benefit payments under the Plan in accordance with the terms and conditions of the Plan. The Administrative Committee shall open a Benefit Account which shall be a commercial checking account in a federally insured banking institution (including the Trustee). The Administrative Committee shall have the responsibility to assure that any such commercial banking account is established and maintained in accordance with ERISA and is properly insured. The Trustee shall make transfers of funds from the General Account to the Benefit Account at such time and in such amounts as the Administrative Committee or a Representative may from time to time direct. The Administrative Committee shall authorize one or more of its members or a Representative to sign manually or by facsimile signature any and all checks, drafts, electronic funds transfers and orders against the Benefit Account, and the depository bank is authorized to honor any and all checks, drafts and orders so signed, regardless of by whom or by what the actual or purported facsimile signature or signatures may have been affixed thereto, if such signature or signatures resemble those duly filed.
     3.2 The Administrative Committee or Representative shall have full responsibility with respect to all matters relating to the Benefit Account, including the power to direct stop payment on any check, draft or order, and to reissue and deposit checks, except that if a Representative is authorized to act with respect to the Benefit Account, the Representative shall render an accounting to the Administrative Committee, at least annually, in the form of an account reconcilement.
     3.3 The Trustee shall have no duty to question the propriety of any direction of the Administrative Committee or a Representative to make transfers from the General Account to the Benefit Account, to account for funds retained in or disbursed from the Benefit Account, or to pay any tax arising by reason of any benefit payment made under the Plan.
ARTICLE FOUR: SEPARATE ACCOUNTS AND INVESTMENT ADVISERS
     The Trust Fund shall consist of one or more Separate Accounts and, with the Trustee’s written consent, one or more Trustee Investment Accounts. All Separate Accounts and any Trustee Investment Accounts shall be established by the Trustee at the direction of the Investment Committee. The Investment Committee shall designate assets of the Trust Fund to be allocated to each Separate Account and each Trustee Investment Account and shall direct the Trustee with respect to any transfer of assets between Separate Accounts or between a Separate Account and a Trustee Investment Account; provided that no asset shall be allocated or transferred to a Trustee Investment Account without the Trustee’s written consent. The Investment Committee shall have investment responsibility for any assets of the Trust Fund not otherwise allocated to a Separate Account or Trustee Investment Account, and such assets shall comprise a Separate Investment Account for which the Investment Committee serves as Investment Adviser. The following provisions shall apply to the Separate Accounts:
     4.1 With respect to each Separate Investment Account, the Investment Committee may appoint an Investment Manager who shall acknowledge by a writing delivered to the

Investment Committee that it is a fiduciary with respect to the assets allocated thereto, or in the event the Investment Committee does not appoint an Investment Manager, the Investment Committee shall have investment responsibility with respect to such Separate Investment Account. The Trustee shall act with respect to assets allocated to a Separate Investment Account only as directed by the Investment Manager or, in the event that the Investment Committee does not appoint an Investment Manager, the Investment Committee.
     4.2 With respect to each Separate Insurance Contract Account, from assets allocated thereto, the Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, as the Investment Committee shall direct, the issuing insurance company may credit those assets to its general account or to one or more of its separate accounts, and the Trustee shall act with respect to those contracts only as directed by the Investment Committee.
     4.3 The Investment Committee shall have investment responsibility for assets held in any Separate Account for which an Investment Manager has not been retained, has been removed, or is for any reason unwilling or unable to act. With respect to assets or Separate Accounts for which the Investment Committee has investment responsibility, the Trustee, acting only as directed by the Investment Committee, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership or the participation in real estate funds. The Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets for which the Investment Committee has investment responsibility.
     4.4 With respect to each Separate Account, the Investment Adviser thereof shall have the investment powers granted to the Trustee by ARTICLE FIVE, as limited by Section 6.1 through Section 6.3 of ARTICLE SIX, as if all references therein to the Trustee referred to the Investment Adviser.
     4.5 The Investment Committee may engage the Trustee, or any of its affiliates, as the Investment Committee’s agent, to provide transition or liquidation services in connection with the removal of an Investment Manager, the termination of a Plan, or for any other reason, pursuant to a separate written agreement between the Investment Committee and the Trustee or any of its affiliates. The Investment Committee may engage Northern Trust Securities, Inc., or any other affiliate of the Trustee, as a commission recapture service provider.
ARTICLE FIVE: POWERS OF TRUSTEE
     Except as otherwise provided in this Agreement, the Trustee shall hold, manage, care for and protect the assets of the General Account and shall have until actual distribution thereof the following powers and, except to the extent inconsistent herewith, those now or hereafter conferred by law:
     5.1 To retain any asset originally included in the General Account or subsequently added thereto;

     5.2 To invest and reinvest the assets of the General Account without distinction between income and principal in bonds, stocks, mortgages, notes, options, futures contracts, options on futures contracts, limited partnership interests, any common trust fund, group trust, pooled fund or other commingled investment fund maintained by the Trustee or any other bank for trust investment purposes, participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser), or other property of any kind, real or personal, foreign or domestic, and to enter into insurance contracts. To the extent that assets of the General Account are invested in common funds maintained by the Trustee or its affiliates, (i) the terms of the declaration of trust under which such funds are maintained shall be incorporated into this agreement and (ii) in the event that any such common fund is a stock index fund, the components of which include the common stock of Northern Trust Corporation, the parent company of the Trustee, the trustee of the common fund is authorized to purchase, sell and retain investments in such stock consistent with the investment objectives of the fund;
     5.3 To deposit cash in any depository, including the banking department of the Trustee or its affiliate and any organization acting as the fiduciary with respect to the General Account;
     5.4 To hold any part of the assets of the General Account in cash without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith, notwithstanding the Trustee’s receipt of “float” from such uninvested cash;
     5.5 To cause any asset of the General Account, real or personal, to be held in a corporate depository or federal book entry account system or registered in the Trustee’s name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship;
     5.6 To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose, except that any security as to which the Trustee’s possession of voting discretion would subject the issuing company or the Trustee to any law, rule or regulation adversely affecting either the company or the Trustee’s ability to retain or vote company securities, shall be voted as directed by the Investment Committee; to exercise or sell any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and to accept and hold other property received therefor;
     5.7 To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with assets of the General Account in accordance with industry practice, and to sell put and covered call options from time to time for such price and upon such terms as the Trustee sees fit; the Company acknowledges that the Trustee may reverse any credits made to the Trust Fund by the Trustee prior to receipt of payment in the event that payment is not received;
     5.8 To employ agents, attorneys and proxies and to delegate to any one or more of them any power, discretionary or otherwise, granted to the Trustee;

     5.9 To compromise, contest, prosecute or abandon claims in favor of or against the General Account;
     5.10 To pay any tax, charge or assessment and to defer making payment of any such tax, charge or assessment until the Trust Fund is indemnified to the Trustee’s satisfaction with respect thereto; and
     5.11 To perform other acts necessary or appropriate for the proper administration of the General Account, execute and deliver necessary instruments and give full receipts and discharges.
ARTICLE SIX: LIMITATIONS ON POWERS
     For purposes of this agreement, the powers and responsibilities allocated to the Trustee shall be limited as follows:
     6.1 The powers of the Trustee shall be exercisable for the exclusive purpose of providing benefits to those Participants and Beneficiaries who are eligible to receive such benefits in accordance with the terms and conditions of the Plan and in accordance with the standards of a prudent man under ERISA;
     6.2 Subject to Section 6.1 and Section 6.3, the Trustee shall diversify the investments of that portion of the Trust Fund for which it has investment responsibility so as to minimize the risk of large losses;
     6.3 Subject to Section 6.1, the Trustee shall, with respect to that portion of the Trust Fund for which it has investment responsibility, follow the investment guidelines established by the Investment Committee given in exercise of that committee’s responsibility;
     6.4 The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote, any assets of the Trust Fund allocated to a Separate Account in accordance with ARTICLE FOUR, except as directed by the Investment Adviser thereof. Further, if the Trustee shall not have received contrary instructions from the Investment Adviser of a Separate Account, the Trustee, in its discretion, shall invest for short term purposes any cash of such Separate Account, in its custody, in participations in common funds maintained by The Northern Trust Company or any of its affiliates; and
     6.5 The Investment Committee shall have the sole investment responsibility with respect to the retention, sale, purchase or voting of any employer stock which has not been allocated to a Separate Account. The Trustee shall have custody of such employer stock and shall act with respect thereto only as directed by the Investment Committee. The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote any such employer stock. With respect to such employer stock, the Investment Committee shall have the investment powers granted to the Trustee by ARTICLE FIVE as limited by Section 6.1 and Section 6.2 of this ARTICLE SIX, as if all references therein to the Trustee referred to the Investment Committee. No provision of this Section 6.5 shall prevent the Trustee from taking any action with respect to the voting or tender of such employer stock if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities under ERISA.
ARTICLE SEVEN: ACCOUNTS
     7.1 With respect to the General Account, the Trustee shall maintain accounts of all investments, receipts and disbursements, including contributions, distributions, purchases, sales and other transactions thereunder. The accounts and the books and records relating thereto, shall be open to inspection and audit at all reasonable times, and upon reasonable notice, by any person or persons designated by the Administrative Committee or entitled thereto under ERISA, provided that the Trustee shall be entitled to the reimbursement of any reasonable expenses it incurs in connection with such inspection or audit.
     7.2 Within sixty (60) days after the close of each fiscal year of the Trust Fund and of any other period agreed upon by the Trustee and the Investment Committee, the Trustee shall render, with respect to the General Account, to the Investment Committee a statement of account for the period commencing with the close of the last preceding period and a list showing each asset of the General Account as of the close of the current period and its cost and fair market value. In preparing the Trustee’s written account, the Trustee shall be fully protected in relying, without duty of inquiry: (i) upon the determination of the issuing insurance company or other entity with respect to the value of each insurance or investment contract included in such written account, (ii) upon information provided by the general partner or other investment entity with respect to the value of each limited partnership or other investment interest included in such written account, and (iii) with respect to any assets of the General Account managed by an Investment Adviser for which the Trustee deems not to have a readily ascertainable value, upon the fair market value of such assets as determined by the applicable Investment Adviser.
     7.3 An account of the Trustee may be approved by the Investment Committee by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within 6 months of the date upon which the account was delivered to the Investment Committee. The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Investment Committee were parties. In no event shall the Trustee be precluded from having its accounts settled by a judicial proceeding. Nothing in this article shall relieve the Trustee of any responsibility, or liability for any responsibility, under ERISA.
ARTICLE EIGHT: TRUSTEE SUCCESSION
     8.1 The Trustee may resign at any time by written notice to the Investment Committee, or the Investment Committee may remove the Trustee by written notice to the Trustee. The resignation or removal shall be effective one hundred twenty (120) days after the date of the Trustee’s resignation or receipt of the notice of removal, or at such earlier date as the Trustee and the Investment Committee may agree.

     8.2 In case of the resignation or removal of the Trustee, the Investment Committee shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Investment Committee appointing the successor Trustee and a written instrument executed by the successor trustee accepting the appointment, whereupon the Trustee shall deliver the assets of the Trust Fund to the successor trustee but may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Trust Fund.
     8.3 The successor Trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee. No successor trustee shall be personally liable for any act or omission of any predecessor. Except as otherwise provided in ERISA, the receipt of the successor trustee and the approval of the Trustee’s final account by the Investment Committee in the manner provided in ARTICLE SEVEN shall constitute a full and complete discharge to the Trustee.
ARTICLE NINE: AMENDMENT AND TERMINATION
     9.1 The Company may at any time or times with the consent of the Trustee amend this agreement in whole or in part by instrument in writing delivered to the Trustee and effective upon the date therein provided.
     9.2 This agreement shall terminate with respect to a Plan by action of the Company or Subsidiary responsible for making contributions to the Plan Account. Upon termination with respect to a Plan, the Trustee shall distribute the Plan Account in the manner directed by the Investment Committee, in kind to the extent of identified assets and the balance in cash or in kind or partly in each as the Trustee and the Investment Committee shall agree, except that in no event shall any part of the Trust Fund attributable to a Plan revert to the Company, and except, further, that the Trustee may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Plan or the Trust Fund. If after the satisfaction of liabilities with respect to a Plan, any assets remain in the Trust Fund, such assets shall be applied in a manner permitted by the regulations issued under Section 501(c)(9) of the Code.
     9.3 This agreement shall terminate in its entirety when there is no asset included in the Trust Fund.
ARTICLE TEN: MISCELLANEOUS
     10.1 Any action required to be taken by the Company or by a Subsidiary shall be by resolution of its board of directors or by the written direction of one or more of its president, any vice president or treasurer or assistant treasurer, or by such other person or persons as shall be authorized by such officers or by resolution of its board of directors, which resolution shall be filed with the Trustee. The Trustee may take or omit to take any action in accordance with written direction purporting to be signed by such an officer of the Company or Subsidiary or other authorized person, or in reliance upon a certified copy of a resolution of the board of directors which the Trustee believes to be genuine. The Trustee shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.
     10.2 The Company shall certify to the Trustee in writing the names of the members of the Administrative Committee and the Investment Committee acting from time to time, and the Trustee shall not be charged with knowledge of a change in the membership of either such committee until so notified in writing by the Company. Any action required or permitted to be taken by the Administrative Committee or the Investment Committee hereunder shall be by direction of (i) one or more of the members of the committee authorized to take such action hereunder, (ii) such committee’s secretary or (iii) such other designee as shall be designated in writing by the Administrative Committee or the Investment Committee to act for such committee. The Trustee may rely upon an instrument of designation received from the Administrative Committee or the Investment Committee appointing a designee to act for such committee which it believes has been signed by a majority of the members (or by the secretary or chairman) of the appropriate committee and filed with the Trustee. The Trustee shall have no responsibility for any action taken by it in accordance with any direction it believes to have been given as provided above.
     10.3 Notwithstanding any other provision of this agreement, instructions, directions and other communications provided under this agreement may be given to the Trustee by letter, telex, SWIFT or other electronic or electro-mechanical means deemed acceptable by the Trustee, including the use of the Trustee’s Northern Trust Passport® applications, subject to such additional terms and conditions as the Trustee may require. In its sole discretion, the Trustee may, but shall not be required to, accept instructions, directions or other communications given to the Trustee by telephone. Any instructions, directions or other communications given to the Trustee by telephone shall promptly thereafter be confirmed in writing, but the Trustee will incur no liability for the Company’s or the Administrative Committee’s or the Investment Committee’s failure, or the failure of an Investment Manager, to send such written confirmation or for the failure of any such written confirmation to conform to the telephonic instruction received by the Trustee.
     10.4 The Trustee may consult with legal counsel, who may be counsel for the Company, with respect to its responsibilities under this agreement and shall be fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel.
     10.5 In no event shall the terms of the Plan, either expressly or by implication, be deemed to impose upon the Trustee any power or responsibility other than those set forth in this agreement. The Trustee may assume until advised to the contrary that this Trust is entitled to tax exemption under section 501(c)(9) and related sections of the Code, or under any comparable section or sections of any future legislation which amends, supplements or supersedes those sections of the Code. The Trustee shall hold and safekeep all cash (or other property acceptable to the Trustee) transferred or contributed to the General Account with respect to the Plan, but the Trustee shall not have the right and shall not be subject to any duty to demand or collect contributions from the Company or a Subsidiary, which, in its discretion, may deposit contributions to the General Account or the Benefit Account, nor shall the Trustee be subject to any duty to determine whether a contribution complies with the provisions of the applicable Plan or of ERISA nor to determine whether contributions are adequate to meet or discharge any liabilities under the Plan.
     10.6 In any judicial proceeding to settle the accounts of the Trustee, the Trustee, the Company and the Investment Committee shall be the only necessary parties; in any other judicial proceeding with respect to the Trustee or the Trust Fund, the Trustee, the Company and each affected Subsidiary shall be the only necessary parties; and no Participant or Beneficiary shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and all Participants and Beneficiaries.
     10.7 The Trustee shall receive such reasonable compensation for its services as the Trustee and the Company shall from time to time determine. In addition, the Trustee shall be reimbursed for any expenses (including accounting and legal fees) that the Trustee reasonably incurs in connection with the Trust Fund. Those items of expense and compensation shall be paid from the General Account to the extent that they are not paid by the Company; provided that the Company shall be required to pay for any items that it determines are not chargeable to the General Account under applicable law or the applicable Plan document. This paragraph shall survive the termination of this agreement.
     10.8 Without limiting the rights of the Trustee as otherwise provided in this Agreement, pursuant to direction by the Administrative Committee, the Trustee shall pay from the Trust Fund expenses of a Plan or compensation to parties providing services to a Plan including but not by way of limitation, expenses or compensation related to actuarial, legal, accounting, office space, printing, computer, recordkeeping, investment, performance evaluation or any other material or service provided to the Plan; and, further, pursuant to direction by the Administrative Committee, the Trustee may reimburse the Company from the Trust Fund for expenses of the Plan to the extent permitted by the Plan and ERISA. It shall be the responsibility of the Administrative Committee to determine that any such expenses for which the Company is reimbursed pursuant to this paragraph are expenses of a Plan permitted by the Plan and ERISA.
     10.9 (a) In the event that THE NORTHERN TRUST COMPANY incurs any liability, loss, claim, suit or expense (including attorneys fees) in connection with or arising out of its provision of services under this agreement, or its status as Trustee hereunder, under circumstances where THE NORTHERN TRUST COMPANY cannot obtain or would be precluded by law from obtaining payment or reimbursement of such liability, loss, claim, suit or expense (including attorneys fees) from the Trust Fund, then the Company (which has the authority to do so under the laws of the state of its incorporation) shall indemnify and hold THE NORTHERN TRUST COMPANY harmless from and against such liability, loss, claim, suit or expense, except to the extent such liability, loss, claim, suit or expense arises directly from a breach by the Trustee of responsibilities specifically allocated to it by the terms of this agreement or the negligence, fraud, or willful misconduct of the Trustee in the performance of its duties allocated herein. This paragraph shall survive the termination of this agreement.
            (b) Notwithstanding the foregoing, the Trustee shall not be indemnified for any loss, liability, claim, suit or expense to the extent the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any other person or entity constituting a breach of such person’s or entity’s fiduciary responsibility hereunder, knowing such act or omission was a breach; provided however, that the Trustee shall not be deemed to have “participated” in a breach for purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees, or agents of any custodial, reporting, recording and bookkeeping functions with respect to any assets of the Trust Fund managed by an Investment Manager, Investment Trustee or the Investment Committee or solely as a result of settling purchase and sale transactions entered into or directed by an Investment Manager, Investment Trustee or the Investment Committee or to have “knowledge” of any breach solely as a result of the normal information received by the Trustee or its officers, employees, or agents in the normal course of performing such functions or settling such transactions.
     10.10 Neither the Company, the Administrative Committee nor the Investment Committee shall direct the Trustee to cause any part of the Trust Fund to be diverted to any purpose other than the exclusive benefit of the Participants and Beneficiaries and the payment of such fees and expenses, including taxes (as the case may be), as are provided for in the Plan and this agreement, or as otherwise permitted under the affected Plan and under applicable law (including ERISA).
     10.11 Any person dealing with the Trustee need not see to the application of any money paid or property delivered to the Trustee or inquire into the provisions of this agreement or of any Plan or the Trustee’s authority thereunder or compliance therewith, and may rely upon the statement of the Trustee that the Trustee is acting in accordance with this Agreement.
     10.12 Any interest of a Participant in the Trust Fund or a Plan in any distribution therefrom shall not be subject to the claims of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.
     10.13 Neither party shall be responsible for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to forces beyond its reasonable control, including but not limited to delays, errors or interruptions caused by third parties, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, telecommunications equipment, or acts of God.
     10.14 In case any provision of this agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this agreement, but shall be fully severable, and the agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. This agreement supersedes and replaces any prior agreements with respect to the subject matter hereof.
     10.15 This agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument.

     10.16 Title to the Trust Fund shall be vested in and remain exclusively in the Trustee and neither the Company, the Administrative or Investment Committee, a Participant or dependent, or a representative of a Participant or dependent shall have any right, title or interest in or to any of the asset of the Trust Fund or in or to any contributions made thereto.
     10.17 Except to the extent agreed otherwise in writing between the Company/ Investment Committee and the Trustee, the Investment Committee shall (i) determine the taxability of Trust income, (ii) calculate the amount of any taxes owed by the Trust, (iii) direct the Trustee regarding the payment of such taxes, and (iv) be responsible for the preparation and filing of any required tax forms relating to the Trust or distributions from the Benefit Account, including (as applicable) Forms 990, 990-T, W-2, or any other information or tax returns. The Trustee agrees to cooperate in providing the Investment Committee or its designee with such information as is contained within its ordinary business records and is needed in order to timely complete any such form. For purposes of any annual information return, the books of the voluntary employees’ beneficiary association shall be maintained in the care of the Company.
ARTICLE ELEVEN: GOVERNING LAW
     The provisions of federal law, including ERISA and Code Section 501(c)(9), and the internal laws of Illinois shall govern the validity, interpretation and enforcement of this agreement, and in case of conflict, the provisions of federal law shall prevail.

     IN WITNESS WHEREOF, the Company and the Trustee, respectively, have caused this agreement to be signed by their duly authorized officers and have caused their respective corporate seals to be hereunto affixed as of the day and year first above written.

PHELPS DODGE CORPORATION

ATTEST:	By:	/s/ S. K. Rideout

/s/ Catherine R. Hardwick Secretary	Its:	Vice President & Treasurer

(CORPORATE SEAL)
          The undersigned, Catherine R. Hardwick, does hereby certify that he/she is the duly elected, qualified and acting Assistant General Counsel and Secretary of Phelps Dodge Corporation (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ Catherine R. Hardwick Secretary
Phelps Dodge Corporation

THE NORTHERN TRUST COMPANY

ATTEST:	By:	/s/ Karen Guggis

/s/ Robert F. Deathers Jr.	Its:	Vice President
Assistant Secretary

(CORPORATE SEAL)